Exhibit 10.75

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ISIGN SOLUTIONS INC.

Secured Convertible Promissory Note

No. N-______
$______________	_________________, 2017

San Jose, California

FOR VALUE RECEIVED, the undersigned, iSign Solutions Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of __________________________________________ or its permitted assigns (the “Holder”) the principal sum of ______________________________ DOLLARS ($_____________), plus interest on the unpaid balance from the date hereof, at the rate of 10.0% per annum on the unpaid principal amount (or, if lower, the maximum interest rate permitted by applicable Law in accordance with Section 5), in lawful money of the United States of America or as otherwise provided in Section 1, at ___________________________________________________, or at such other place as the Holder may designate in writing. This Note (the “Note”) has been issued pursuant to the Note Purchase Agreement dated as of May __, 2017, as amended from time to time, among the Company and the Purchasers named therein (the “Purchase Agreement”) and is entitled to the benefits and rights provided therein. The obligations of the Company under this Note are secured as provided in the Purchase Agreement and that certain Security Agreement between the Company and SG Phoenix LLC, as collateral agent for the benefit of the Purchasers. Terms not otherwise defined herein shall have the definitions ascribed to them in the Purchase Agreement.

1.             Maturity Date; Interest Rate.

1.1          The principal of this Note, together with all unpaid interest and any other fees or expenses otherwise due and owed to the Holder under the Purchase Agreement, shall be due and payable on December 31, 2018 (the “Maturity Date”).

1.2           This Note shall bear interest at the rate of 10.0% per annum (or, if lower, the maximum interest rate permitted by applicable Law in accordance with Section 5) from the date hereof until repayment of the Note or conversion by the Holder of the Note in accordance with Section 3. Interest on this Note shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. Furthermore, should this Note remain outstanding following the Maturity Date an additional 30% of this Note’s principal amount shall become due and payable.

1.3           Upon payment or conversion of all unpaid principal and accrued interest hereunder into the shares of Common Stock of the Company pursuant to Section 3, this Note shall be terminated in its entirety and shall be deemed surrendered to the Company for cancellation.

2.            Prepayment. This Note may be prepaid by the Company, in whole or in part, at any time prior to the Maturity Date, without penalty, by giving no less than fifteen (15) days’ prior notice to the Purchaser.

3.            Conversion.

3.1          Optional Conversion - Financing. In the event the Company consummates an equity or equity linked financing transaction through the sale and issuance of any new securities which provides gross cash proceeds to the Company in excess of One Million Dollars ($1,000,000) (a“ Financing”) during the term that this Note is outstanding, the Holder may elect to convert all (but not less than all) of the outstanding principal and accrued and unpaid interest hereunder into unregistered shares of Common Stock of the Company at the closing of the Financing in accordance with the conversion ratio set forth in Section 3.2 and the conversion procedures of Section 3.4. Upon conversion, this Note shall be cancelled.

3.2          Shares Issuable in Optional Conversion - Financing. The number of whole shares of Common Stock into which outstanding principal and accrued and unpaid interest under this Note shall be converted pursuant to Section 3.1 shall be determined by dividing (a) the aggregate principal amount of this Note, together with all accrued and unpaid interest through the date of conversion, by (b) the lesser of $0.50 or the price per share of Common Stock in the Financing. By way of illustration, (a) if the Company sold convertible notes or convertible preferred stock in the Financing and the conversion price of the convertible notes or convertible preferred stock was $0.25, then the Holder would be entitled to convert the outstanding principal and accrued and unpaid interest under this Note into shares of Common Stock at $0.25 (as opposed to $0.50) and (b) if the Company sold shares of the Common Stock at $1.00 per share and warrants to purchase shares of Common Stock at an exercise price of $1.25 in the Financing, then the Holder would be entitled to convert the outstanding principal and accrued and unpaid interest under this Note into shares of Common Stock at $0.50 (as opposed to $1.00).

3.3          Optional Conversion - Other . Except as provided in Section 3.1, the Holder may elect to convert all (but not less than all) of the outstanding principal and accrued and unpaid interest under this Note into unregistered whole shares of Common Stock of the Company determined by dividing (a) the aggregate principal amount of this Note, together with accrued and unpaid interest through the date of conversion, by (b) $0.50 and in accordance with Section 3.4. Upon conversion, this Note shall be cancelled.

3.4          Conversion Procedures.

(a)           The Company shall provide the Holder with written notice of a Financing no less than fifteen (15) days prior to the consummation of such Financing. If the Holder elects to convert this Note under Section 3.1, then within five (5) days of receipt of such notice the Holder shall deliver written notice to the Company, at the address of the Company’s principal executive office, of the Holder’s election to convert the outstanding principal amount of this Note and accrued interest to the date of such conversion into shares of Common Stock in accordance with Section 3.1.

(b)           If the Holder elects to convert this Note under Section 3.3, then the Holder shall deliver written notice to the Company of at least ten (10) days prior to the conversion date, at the address of the Company’s principal executive office, of the Holder’s election to convert the outstanding principal amount of this Note and accrued interest to the date of such conversion into shares of Common Stock in accordance with Section 3.3. In connection with giving either of such notice, the Holder shall surrender this Note to the Company for cancellation, as provided in Section 1.3.

3.5          Delivery of Book-Entry Shares. Upon the conversion of this Note into shares of Common Stock in accordance with the terms herein (and the return of the original Note to the Company together with executed copies of such ancillary agreements or documents executed by Holder as shall be reasonably requested by the Company), the Company at its expense will issue and deliver to the Holder of this Note book-entry shares (bearing such legends as are required by applicable federal and state securities laws in the opinion of counsel to the Company) for the number of whole shares of Common Stock issuable upon such conversion in accordance with Section 3.

3.6          No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder in cash the value of such fractional shares based upon the current market price of the Common Stock, as determined by the Company’s Board using the closing price of the Common Stock for the ten (10) consecutive trading days prior to the conversion date.

4.            Events of Default; Remedies.

4.1          So long as this Note is outstanding, an “Event of Default” with respect to this Note shall mean the occurrence and existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by any Law applicable to the Company):

(a)           The Company fails to pay when due and payable any portion of the principal, interest or expenses required to be paid by the Company pursuant to the terms of this Note (the “Note Indebtedness”).

(b)           The Company fails to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in this Note or any other Transaction Document and such failure to perform remains in effect for a period of twenty (20) days after written notice of such default is received by the Company.

(c)           The Company institutes proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, provincial or state Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such Law of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

(d)           If there is the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement or adjustment of or in respect of the Company under any applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such Law a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of substantially all of its property, or ordering pursuant to any such Law the winding-up or liquidation of its affairs, and the continuance of any such decree, petition, appointment or order unstayed and in effect for a period of forty five (45) consecutive days.

(e)            If any corporate action or proceeding is taken to terminate the corporate existence of the Company, whether by winding-up, surrender of charter or otherwise.

(f)             If the Company ceases to carry on its business or consummates the sale of all or substantially all of its assets.

4.2          Exercise of Remedies.

(a)           If an Event of Default (other than an Event of Default under Section 4.1(c) or (d)) has occurred and is continuing hereunder:

(i)             The Holder may declare the entire unpaid Note Indebtedness, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company; and

(ii)            The Holder may exercise any remedy permitted by this Note and the Purchase Agreement or the other Transaction Documents or at Law or in equity.

(b)           If an Event of Default under Section 4.1(c) or (d) has occurred and is continuing hereunder:

(i)             The entire unpaid Note Indebtedness shall automatically become immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Company.

(ii)            The Holder may exercise any remedy permitted by this Note and the Purchase Agreement or the other Transaction Documents or at Law or in equity.

4.3          Waiver of Defaults. No Event of Default shall be waived except in a writing signed by the Required Holders. No waiver of any Event of Default shall extend to any other or further Event of Default.

5.            Rights Under Purchase Agreement. The Holder shall be entitled to the rights and benefits of Sections 5.6 of the Purchase Agreement, which are incorporated herein by reference.

6.            Security. This Note is entitled to the benefits granted to the Agent on behalf of the Purchasers, as set forth in the Security Agreement attached as Exhibit B to the Purchase Agreement.

7.             No Assignment; Successors and Assigns. The Company may not assign this Note without the prior written consent of the holder of the Note. Subject to the foregoing sentence and the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

8.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as expressly provided in the Purchase Agreement or this Note.

9.            Transfer of this Note. With respect to any transfer or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing in reasonable detail the manner thereof, together with a written opinion of such Holder’s counsel in a form reasonably satisfactory to the Company’s counsel, to the effect that such transfer or other disposition may be effected without registration or qualification in accordance with all applicable federal or state laws then in effect. Promptly upon receiving such written notice and reasonably satisfactory opinion, the Company, as promptly as practicable, shall notify such Holder whether such Holder may transfer or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made by the Company that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note transferred hereunder and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with this Section 9 and the Securities Act. Any transferee of this Note shall be bound by the provisions of this Note and the Purchase Agreement as if it were an original signatory thereto. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

10.          Notices. All notices, requests, consent and demands hereunder shall be made in writing in the manner described in the Purchase Agreement.

11.          No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

12.          Governing Law. This Note shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of Laws provisions thereof. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Note and waives any objection to venue in the State of Delaware.

13.          Taxes. Issuance and delivery of a certificate for shares of the Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax in respect of the issuance of such certificate, all of which taxes shall be paid by the Company; provided, however, that (a) the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of the Common Stock upon the conversion of this Note in a name other than that of the Holder and (b) the Holder shall be responsible for all income tax and any other tax liability that may arise as a result of holding or transferring this Note or receiving shares of the Common Stock upon the conversion of this Note.

14.          Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

15.          Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder exceed that permissible under applicable Law. If at any time the performance of any provision of this Note involves a payment exceeding the limit permitted under applicable Law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by Law, but not in excess of (i) the agreed rate of interest set forth herein or (ii) that permitted by Law, whichever is the lesser, and the balance toward the reduction of principal.

16.          Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

17.          Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

18.           Severability. If any provision or set of provisions of this Note (or any portion thereof) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Note shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

19.          No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

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In Witness Whereof, the Company has caused this Note to be issued as of the date first set forth above.

Company:

ISIGN SOLUTIONS INC.

By:
Name:
Title:

Address:	2025 Gateway Place, Suite 485
San Jose, California 95110

Email:	ir@isignnow.com

Holder:

By:
Name:
Title:

Address:

Email: